REGISTRATION NO. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                             TECO ENERGY, INC.
             (Exact name of registrant as specified in its charter)
            Florida                                    59-2052286
(State or other jurisdiction of incorporation)      (I.R.S. Employer
                                                    Identification No.)

                     702 North Franklin Street, Tampa, Florida 33601
                        (Address of Principal Executive Offices)

                          1996 EQUITY INCENTIVE PLAN
                           (Full Title of the Plan)

                              ROGER H. KESSEL, ESQ.
            Senior Vice President - General Counsel and Secretary
                               TECO Energy, Inc
                            702 North Franklin Street
                              Tampa, Florida 33601
                                (813) 228-4300
             (Name, address and telephone number of agent for service)

                                 with copies to:
                           DAVID R. POKROSS, JR., ESQ.
                                 Palmer & Dodge
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0100


                          CALCULATION OF REGISTRATION FEE

     Title of each class of          Amount to be       Proposed maximum    Proposed maximum        Amount of
  securities to be registered         registered         offering price    aggregate offering      registration
                                                          per share(1)          price(1)               fee
 Common Stock, $1.00 par value        3,750,000 shares (2)  $24.1250           $90,468,750           $31,196

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on April 10, 1996 as reported by the consolidated reporting system.
(2) This Registration Statement registers 3,750,000 shares of Common Stock under the 1996 Equity Incentive Plan. An aggregate of 4,000,000 shares of Common Stock has previously been registered under such plan (SEC File No. 33-35927).






                                                    PART II

                              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Statement Regarding Incorporation by Reference from Effective Registration Statement

         This Registration Statement covers additional securities of the same class as the securities of the Registrant registered on Form S-8 (Registration No. 33-35927) filed with the Securities and Exchange Commission on July 23, 1990, the contents of which are hereby incorporated by reference, relating to the Registrant's 1990 Equity Incentive Plan. The 1990 Equity Incentive Plan has been amended and restated as the 1996 Equity Incentive Plan effective as of April 17, 1996.


Item 8.  Exhibits.

         See Exhibit Index on page 5.












































                                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized,in the City of Tampa, State of Florida, on this 17th day of April,
 1996.


                                                   TECO ENERGY, INC.


                                                   By:/s/ Alan D. Oak
                                                        Alan D. Oak
                                                        Senior Vice President
                                                        - Finance and
                                                        Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on April 17, 1996.

         Signature                                 Title


T. L. Guzzle*                              Chairman of the Board
T. L. Guzzle                               and Director
                                           (Principal Executive Officer)


/s/ A. D. Oak                              Senior Vice President - Finance
A. D. Oak                                  (Principal Financial and
                                           Accounting Officer)


G. F. Anderson*                            President and Director
G. F. Anderson


C. D. Ausley*                              Director
C. D. Ausley


S. L. Baldwin*                             Director
S. L. Baldwin


H. L. Culbreath*                           Director
H. L. Culbreath


J. L. Ferman, Jr.*                         Director
J. L. Ferman, Jr.








E. L. Flom*                                Director
E. L. Flom


H. R. Guild, Jr.*                          Director
H. R. Guild, Jr.


D. R. Hendrix*                             Director
D. R. Hendrix


R. L. Ryan*                                Director
R. L. Ryan


W. P. Sovey*                               Director
W. P. Sovey


J. T. Touchton*                            Director
J. T. Touchton


J. A. Urquhart*                            Director
J. A. Urquhart


J. O. Welch, Jr.*                          Director
J. O. Welch, Jr.



*By:     /s/ A. D. Oak
         A. D. Oak, Attorney-in-fact



























                                                 EXHIBIT INDEX

Exhibit                                                                 Page
umber        Description                                                Number

5.1          Opinion of Palmer & Dodge LLP as to the legality
             of the securities registered hereunder.  Filed
             herewith.                                                     6

23.1         Consent of Coopers & Lybrand L.L.P.,
             independent accountants.  Filed herewith.                     7

23.2         Consent of Palmer & Dodge LLP (contained in
             Opinion of Palmer & Dodge LLP filed as
             Exhibit 5.1).

24.1         Power of Attorney. Filed herewith.                             8

99.1         TECO Energy, Inc. 1996 Equity Incentive Plan.
             Filed herewith.                                              10

































